Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-197468 on Form S-8 and Registration Statement Nos. 333-205486, 333-258199, 333-258200, 333-260664 and 333-261191 on Form S-3 of our reports dated February 22, 2022, relating to the consolidated financial statements of NextEra Energy Partners, LP and subsidiaries (NEP) and the effectiveness of NEP's internal control over financial reporting appearing in this Annual Report on Form 10-K of NEP for the year ended December 31, 2021.

DELOITTE & TOUCHE LLP

Boca Raton, Florida
February 22, 2022